Exhibit 10.6

SECURED CONVERTIBLE PROMISSORY NOTE

$650,000.00	Date: 02/26/07

1.           FUNDAMENTAL PROVISIONS.

The following terms will be used as defined terms in this Note:

Holder:                                   MINNESOTA INVESTMENT GROUP, LLC

Maker:                                    NETSPACE INTERNATIONAL, INC.

Principal Amount:       Line of Credit (Bridge Note) up to ~~$500,000~~  $1,000,000  7/18/2007

Interest Rate:                          Eight percent (8%) per annum

Maturity Date:                        Upon Merger

Business Day:	Any day of the year other than Saturdays, Sundays, or legal holidays in the State of Minnesota.

Line of Credit Documents:	The Note and Security Agreement executed in connection with the Line of credit and the assignment of assets.

Line of Credit:	The line of credit from Holder to Maker in the Principal Amount and evidenced by this Note.

Terms:	The Holder is executing line of credit consistent with its obligations under a separate investment banking agreement. This promissory note is consistent with the terms of that agreement.

2.	PROMISE TO PAY.

For value received, Maker, whose address is 2801 NE 208th Terrace, Miami, Florida 33180 promises to pay to the order of Holder at its principal place of business located at 7760 France Avenue, South, Floor #11, Bloomington, Minnesota 55435 or at such other place as the Holder hereof may from time to time designate in writing, the Principal Amount of Five Hundred Thousand Dollars ($500,000).

3.	PAYMENTS.

(a)
All payments due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Maker, and (ii) without any other set off. Maker will pay the amounts necessary such that the Principal Amount and Interest received by the Holder hereof is not less than that required by this Note.

(b)	The Note shall be repaid in full on the Maturity Date with a payment consisting of the Principal Amount plus the Interest.

(c)	If any payment to be made by Maker hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

(d)	Holder may opt to convert the value of the principal amount and interest owed into company stock at its sole discretion.

4.           LAWFUL MONEY.

All payments made under this Note are payable in lawful money of the United States of America.

5.           APPLICATION OF PAYMENTS/LATE CHARGE.

Absent the occurrence of an Event of Default hereunder any payments received by the Holder hereof pursuant to the terms hereof shall be applied first to sums, other than the Principal Amount and Interest, due the Holder hereof pursuant to the Line of credit Documents, next to the payment of all Interest, and the balance, if any, to the payment of the Principal Amount.

6.           SECURITY.

This Note has been guaranteed by Maker Assets as an accommodating guarantor and the guarantor has executed an assignment of assets (the "Assignment") to be held by counsel for the Holder (the "Escrow Agent") subject to satisfaction of all amounts due under this Note obligation.

7.           EVENT OF DEFAULT.

The occurrence of any of the following shall constitute an event of default ("Event of Default"):

(a)	Failure to Pay. Maker fails to pay, when due, any of the payment obligations provided for in this Note at their due date or under any other note or obligations of Maker to the Holder;

(b)	Denominated Events. The occurrence of any event expressly denominated as an Event of Default in this Note;

(c)
Failure to Perform.  Maker fails to perform or observe any material covenant, term or condition of this Note, or any other note or obligation issued or owing in respect to Holder and to be performed or observed by Maker, and such failure continues unremedied for a period of five (5) days after written or facsimile notice from Holder to Maker of such failure; or

(d)
Petition By or Against Maker.  There is filed by or against Maker any petition or complaint with respect to its own financial condition under any state or federal bankruptcy law or any amendment thereto or under any other similar or insolvency laws providing for the relief of debtors.

(e)	Upon Merger. A default will be initiated upon the Company's merger or acquisition with or of another company.

(f)	Failure to Adhere to Terms. Failure of the Company to adhere to the terms and conditions of the investment banking agreement signed by the parties.

8.           CONVERSION OPTION.

If the Company becomes public through a reverse merger the Holder may, at its sole discretion, convert note into a 504 or 506 offering.

9.           REMEDIES.

(a)	Acceleration, Proceed Against Collateral. Upon the occurrence of an Event of Default and for so long as such default is continuing:

(1)
The total amount of this Note and all other sums owing to Holder which are then due and unpaid or thereafter to become due and payable; and interest on the foregoing sums, at the rate of fourteen percent (14%) per annum from said occurrence until paid in full (the "Default Amount") shall, at the option of Holder, become immediately due and payable without notice or demand;

(2)
In lieu of any monetary damages, the Holder may instruct the Escrow Agent to release the Assignment and the Holder shall have the right in its sole and absolute discretion to file the assignment with the United States Patent and Trademark office. It is agreed and understood that the release from Escrow of the Assignment will be in full satisfaction of all amounts due and owed under this Promissory Note.

(3)	Holder may exercise any of the other remedies provided under applicable laws.

(b)
Cumulative Remedies; Waivers.  No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Holder at law or in equity. No express or implied waiver by Holder of any default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent default or event of Default. The failure or delay or Holder in exercising any rights granted it hereunder under any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies, and any single or partial exercise of any particular right by Holder shall not exhaust the same or constitute a waiver of any other right provided herein.

(c)
Costs and Expenses. Maker shall be liable for all costs, charges and expenses incurred by Holder by reason of the occurrence of any Event of Default or the exercise of Holder's remedies with respect thereto including legal fees.

(d)
No Marshalling.  Holder shall be under no obligation to proceed against any or all of the collateral before proceeding directly against Maker. Holder shall be under no obligation whatsoever to proceed first against any of the Collateral. It is expressly understood and agreed that all of the Collateral stands as equal security for all obligations described above, and that Holder shall have the right to proceed against any or all of the Collateral in any order, or simultaneously, as in its sole discretion it shall determine. It is further understood and agreed that Holder shall have the right, as it, in its sole discretion, shall determine, to retain, sell or dispose of any or all of the Collateral in any order or simultaneously.

(e)
Other Remedies. The remedies granted to Holder herein upon an Event of Default are not restrictive of any and all other rights and remedies of Holder provided for by this Agreement, any of the relevant documents and applicable law.

10.          WAIVER.

Maker, endorsers, guarantors, and sureties of this Note hereby waives diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of non payment, notice of intent to accelerate, notice of acceleration, notice of dishonor, any notice of nonpayment, and all other notices or demands of any kind (except notices specifically provided for in the Line of credit Documents) and expressly agrees that, without in any way affecting the liability of Maker, endorsers, guarantors, or sureties, the Holder hereof may extend any maturity date or the time for payment of any installment due hereunder, otherwise modify the Line of credit Documents, accept additional security, release any person liable, and release any security or guaranty. Maker, endorsers, guarantors, and sureties waive, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense.

11.	CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

No provision of this Note may be changed, discharged, terminated, or waived except in writing signed by the party against whom enforcement of the change, discharge, termination or waiver is sought. No failure on the part of the Holder hereof to exercise and no delay by the Holder hereof in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof.

12.          ATTORNEYS' FEES.

If this Note is not paid when due or if any Event of Default occurs, Maker promises to pay all costs of enforcement and collection and preparation thereof, including but not limited to, reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level).

13.          SEVERABILITY.

If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

14.          INTEREST RATE LIMITATION.

Maker hereby agrees to pay an effective rate of interest that resulting from the Interest provided for herein, together with any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid in connection with the Line of credit, including, without limitation, any fees to be paid by maker pursuant to the provisions of the Line of credit Documents. Holder and Maker agree that none of the terms and provisions contained herein or in any of the Line of credit Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Minnesota. In such event, if any Holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Minnesota, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of the Holder, be credited to the payment of other amounts payable under the Line of credit Documents or returned to Maker.

15.          NUMBER AND GENDER.

In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa.

16.          HEADINGS.

Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not part of this Note.

17.          CHOICE OF LAW.

This Note shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to conflict of laws principles. In the event of any litigation, the parties agree to the jurisdiction of the courts located in Bloomington, Minnesota.

18.          INTEGRATION.

The Line of credit Documents contain the complete understanding and agreement of the Holder hereof and Maker and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

19.          BINDING EFFECT.

The Line of credit Documents will be binding upon, and inure to the benefit of, the Holder hereof, Maker, and their respective successors and assigns. Maker may not delegate its obligations under the Line of credit Documents.

20.          TIME IS OF THE ESSENCE.

Time is of the essence with regard to each provision of the Line of credit Documents as to which time is a factor.

21.          SURVIVAL.

The representations, warranties, and covenants of the Maker in the Line of credit Documents shall survive the execution and delivery of the Line of credit Documents and the making of the Line of credit.

22.          FACSIMILE COPIES.

The parties agree that the Holder may rely on facsimile copies of the Note and the facsimile copies shall be deemed an original copy of the Note. Maker may not challenge the authenticity of the facsimile copy of the Note.

23.          WAIVER OF JURY TRIAL.

MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE. MAKER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE THE COURT AND NOT BEFORE A JURY.

MAKER:

NETSPACE INTERNATIONAL, INC.

/s/	Chris Arthman
BY:	Chris Arthman
ITS:	Chief Executive Officer

PAY TO THE ORDER OF ILAN SARID

/s/ Paul J. Everett
By: Paul J. Everett

ASSIGNMENT OF PROMISSORY NOTE

THIS ASSIGNMENT OF PROMISSORY NOTE (the “Agreement") is made and dated this 4th day of January, 2010, by and among MINNESOTA INVESTMENT GROUP, LLC., a Minnesota limited liability company ("Assignor") and ILAN SARID ("Assignee").

Assignor hereby assigns, transfers and conveys to Assignee all of its rights, title and interest in and to that certain promissory note between Minnesota Investment Group and Netspace International Holdings. A true copy of all said note is attached hereto as Exhibit A and made a part hereof as if fully stated herein (hereinafter referred to as the "Note").

Assignee hereby accepts the Note from Assignor.

Assignor shall endorse the Note to the Assignee.

IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the date first above written.

ASSIGNOR:

MINNESOTA INVESTMENT GROUP,
a Minnesota Limited Liability Company

/s/ Paul J. Everett
By: Paul J. Everett

ASSIGNEE:

ILAN SARID

/s/ Ilan Sarid
By: Ilan Sarid